EXHIBIT 99.1

                                            CONTACT: Paul D. Baker
                                                     Comverse Technology, Inc.
                                                     170 Crossways Park Drive
                                                     Woodbury, NY 11797
                                                     (516) 677-7226


           COMVERSE TECHNOLOGY ANNOUNCES CLOSING OF $350 MILLION ZERO
              YIELD PUTTABLE SECURITIES OFFERING AND REPURCHASE OF
             ADDITIONAL $161.9 MILLION PRINCIPAL AMOUNT OF ITS 1.5%
                                   DEBENTURES

WOODBURY, NY, MAY 7, 2003 -- Comverse Technology, Inc. (NASDAQ: CMVT) announced today the closing of its offering of $350 million principal amount of zero yield puttable securities (ZYPS) due 2023. The ZYPS are convertible, contingent upon the occurrence of certain events, into shares of Comverse Technology common stock at a conversion price of $17.97 per share. The ability of the holders to convert the ZYPS into common stock is subject to certain conditions including, among others, the closing price of the common stock exceeding 120% of the conversion price over certain periods and other specified events.

The Company has the right to redeem the ZYPS for cash at any time on or after May 15, 2008, at their principal amount. The holders have a series of put options, pursuant to which they may require the Company to repurchase all or a portion of the ZYPS on each of May 15 of 2008, 2013, and 2018 and upon the occurrence of certain events.

The Company intends to use the net proceeds of the offering for working capital and other corporate purposes, including possible investments in, or acquisitions of, other companies, businesses, technologies or product lines and the potential repurchase of outstanding convertible debt.

The Company also announced today that it privately negotiated the repurchase of an additional $161.9 million principal amount of its 1.5% Convertible Senior Debentures due 2005, leaving approximately $184.4 million principal amount of these debentures outstanding. Within the past year, the Company repurchased a total of approximately $415.6 million principal amount of these debentures.


                                    - MORE -

COMVERSE TECHNOLOGY ANNOUNCES CLOSING OF
$350 MILLION ZERO YIELD PUTTABLE SECURITIES OFFERING
AND REPURCHASE OF ADDITIONAL $161.9 MILLION PRINCIPAL AMOUNT OF ITS 1.5% DEBENTURES
MAY 7, 2003
PAGE 2




The ZYPS, and the common stock issuable upon conversion of the ZYPS, have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the U.S., absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. The offering was made by means of an offering memorandum to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933.



Note: This release may contain forward-looking statements that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates, including the consummation of the offering and contemplated use of proceeds. Important factors that could cause actual results to differ materially include changes in the demand for the company's products; changes in capital spending among the company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the company or its competition; risks associated with rapidly changing technology and the ability of the company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the company operates; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These documents are available through the company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.



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